UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2020

Hurco Companies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-9143	35-1150732
(Commission File Number)	(IRS Employer Identification No.)

One Technology Way Indianapolis, Indiana	46268
(Address of Principal Executive Offices)	(Zip Code)

(317) 293-5309

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HURC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01Entry into a Material Definitive Agreement.

Effective as of December 23, 2020, Hurco Companies, Inc. (the “Company”), Bank of America, N.A. (the “Bank”), and certain wholly-owned subsidiaries of the Company (the “Loan Party Subsidiaries” and, together with the Company, the “Loan Parties”) entered into a Second Amendment to Credit Agreement (the “Second Amendment”). The Second Amendment amends the Credit Agreement, dated as of December 31, 2018, among the Company, the Bank, and the Loan Party Subsidiaries, as amended by that First Amendment dated as of March 13, 2020 (as so amended, the “Credit Agreement”), and other documents and/or transactions contemplated thereby, as follows:

●	extended the scheduled maturity date under the Credit Agreement from December 31, 2020 to December 31, 2021;

●	increased the interest rate premium for Eurocurrency loans and letter of credit fees over LIBOR from 0.75% to 1.25%;

●	created a springing liquidity covenant, pursuant to which the Company agrees that if the total amount of indebtedness outstanding owed by the Company and its Taiwanese and Chinese subsidiaries to the Bank or the Bank’s affiliates (the “Specified Outstanding Amount”) exceeds $25.0 million, then the Company will not permit the amount of unrestricted cash-on-hand of the Company and its subsidiaries to be less than Specified Outstanding Amount;

●	created procedures and guidelines for establishing successor benchmark rates and related adjustments to interest rates accruing under the Credit Agreement if LIBOR or other underlying applicable benchmark rates are no longer available; and

●	reaffirming the Loan Parties’ obligations under the Credit Agreement and related loan documents, including the Loan Party Subsidiaries’ guaranty of the Company’s obligations thereunder.

The foregoing summary of the Second Amendment is qualified in its entirety by reference to the complete terms and provisions of the Second Amendment to Credit Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The disclosure required by this Item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

Exhibit Index

10.1

Second Amendment to Credit Agreement, dated as of December 23, 2020, to the Credit Agreement, dated as of December 31, 2018, among Hurco Companies, Inc. and Hurco B.V., as the Borrowers, certain subsidiaries party thereto, as the Guarantors, and Bank of America, N.A., as the Lender

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2020

HURCO COMPANIES, INC.

By:	/s/ Sonja K. McClelland_______________
Sonja K. McClelland, Executive Vice President, Secretary, Treasurer and Chief Financial Officer